CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-40104 on Form S-8 of Dime Community Bancshares, Inc. of our report dated June 28, 2010 appearing in this Annual Report on Form 11-K of The Dime Savings Bank of Williamsburgh 401(k) Plan for the year ended December 31, 2009.

        /s/ CROWE HORWATH LLP
        Crowe Horwath LLP

Columbus, Ohio
June 28, 2010